Exhibit 32.2
Certification of Chief Financial Officer
CERTIFICATION PURSUANT TO
SECTIONS 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. 1350)
     In connection with the Annual Report of DGSE Companies, Inc. (the “Company”) on Form 10-K for the period ended December 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned certifies pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:
3)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

4)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 2, 2007

By	/s/ John Benson
John Benson, Chief Financial Officer
A signed original of this written statement required by Section 906 has been provided to DGSE Companies, Inc. and will be retained by DGSE Companies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request. The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.